EXHIBIT 99.1

For Immediate Release

SearchCore Announces Merriman Capital Research Update

Tyler, Texas – October 20, 2014 – SearchCore, Inc. (OTCQB: SRER) a manufactured housing retail center owner and operator that operates its retail centers through its wholly owned subsidiary Wisdom Homes Of America, Inc., announces that Merriman Capital, Inc. released a SearchCore research report update.

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On October 17, 2014 Merriman Capital released an investor research update on SearchCore. Merriman Capital’s latest update maintains their Speculative Buy rating on SearchCore with a price target of 30 cents based on SearchCore’s preliminary sales and growing credit facilities with its manufactured home supplier.

About SearchCore, Inc.

SearchCore, Inc., founded in 2010, is a manufactured housing retail center owner and operator. The company is headquartered in Tyler, Texas. The Company’s common stock trades on the OTCQB, under the ticker symbol “SRER.”

About Merriman Capital, Inc.

Merriman Capital, Inc. is a full service investment bank and Broker-Dealer that facilitates efficient capital formation through a proprietary digital network, and offers Capital Markets Advisory and comprehensive Corporate Brokerage services for public and private companies. The firm also provides equity and options execution services for sophisticated investors and differentiated research for high growth companies. Merriman Capital, Inc. is a wholly owned brokerage subsidiary of Merriman Holdings, Inc. (MERR) and is a leading advisory firm for publicly traded, high-growth companies.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority

(FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/.

Safe Harbor Notice

Certain statements contained herein are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). SearchCore, Inc. cautions that statements made in this news release constitute forward- looking statements and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections or implied results. SearchCore, Inc. undertakes no obligation to revise these statements following the date of this news release.

Company Contact

SearchCore, Inc.

(855) 266-4663

info@searchcore.com

Investor Relations Contact

Financial Profiles, Inc.

(206) 623-2233

searchcore@finprofiles. com